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
Bridge Bancorp Inc. and Subsidiary Computation of Per Share Earnings March 31, 1998

                                                                    Three Months Ended March 31,
                                                                            1998           1997
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
Net income ...........................................................   $  820,000   $  757,000
                                                                         =======================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING .................    1,407,999    1,407,600

WEIGHTED AVERAGE NUMBER OF COMMON SHARES EQUIVALENTS:
Net shares assumed to be issued for dilutive stock options:   ........       14,898            0
                                                                         -----------------------
TOTAL WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING    1,422,897    1,407,600
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EARNINGS PER COMMON SHARES ...........................................   $     0.57   $     0.54
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